JUPITERMEDIA CORPORATION REPORTS RESULTS
                 FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2007

(New York, NY - November 8, 2007) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended September 30, 2007.

Highlights for the third quarter of 2007 include:

     o Revenues for the third quarter of 2007 were $34.8 million compared to revenues of $33.8 million for the same period last year. Revenues from Online Images increased from $26.2 million to $26.8 million, while revenues from Online Media increased from $7.6 million to $7.9 million.

     o Loss per diluted share from continuing operations was $0.01 and included non-cash stock-based compensation expense, one time expenses related to debt issuance costs and expenses related to canceled events, which totaled $0.03 per diluted share.

     o Deferred revenues increased from $14.3 million at June 30, 2007 to $16.1 million at September 30, 2007 due to the acquisition of Mediabistro and the increase in bookings for our JupiterimagesUnlimited high level subscription offering.

"Our Jupiterimages division showed strength in the third quarter and for the first nine months of 2007. Our Rights Managed category experienced approximately 30% revenue growth for the first nine months of this year compared to the same period of 2006. In addition, revenues from our JupiterimagesUnlimited high level royalty-free subscription offering grew over 300% for the first nine months of 2007 compared to the same period last year. Our backlog for JupiterimagesUnlimited increased sharply during the third quarter which bodes well for revenues in future quarters. Due to the evolution taking place in the stock photo industry, we are currently focusing our direct sales team to further emphasize our strengths: sales of Rights Managed images and our subscription products, including JupiterimagesUnlimited. In the third quarter we initiated a rigorous review of our operating expenses that we expect will result in annual expense reductions of $2.0-$3.0 million on a prospective basis. Additionally, we have identified opportunities to streamline various capital projects and content production that we expect will result in a reduction of over $3.0 million in annual cash expenditures. Combined, this restructuring is expected to improve our annual after-tax cash flows by approximately $4.0 million and possibly more," stated Jupitermedia's Chairman and CEO Alan M. Meckler.

"During the third quarter we continued to make investments in our JupiterOnlineMedia division, including our acquisition of Mediabistro in July. Mediabistro, which has a loyal following of media and creative professionals, provides our JupiterOnlineMedia division with new and growing revenue streams through its vertical online job board and its training courses which are offered both online and in-person. We believe that Mediabistro will benefit from the vast traffic generated from our Online Media and Jupiterimages properties. Furthermore, Mediabistro has a wide variety of original content and blogs which will augment our 150 original content sites, and Mediabistro's events mesh nicely with Jupitermedia's trade show and Webcast operations," added Meckler.

Jupitermedia Corporation 3rd Quarter 2007 Financial Results Conference Call
Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2007 third quarter results on Friday, November 9, 2007 at 11:00 am EST.

The conference call number is (888) 737-3616 for domestic participants and (913) 981-5542 for international participants; confirmation code "491 4712." Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Friday, November 23, 2007. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants:
confirmation code: "491 4712."

Credit Facility

In July 2007, Jupitermedia announced that it had closed a $115 million senior credit facility arranged by KeyBanc Capital Markets. Jupitermedia has initially borrowed $88 million under this credit facility to repay indebtedness under a previous credit facility with JPMorgan Securities and to fund the acquisition of Mediabistro.com Inc. in July 2007.

Acquisitions

In July 2007, Jupitermedia announced that it had acquired all of the shares of Mediabistro.com Inc. (www.mediabistro.com), the career and community site for media and creative professionals, for $20.0 million in cash and a two year earn-out that could result in an additional $3.0 million in cash consideration. Funding for this acquisition was secured through the $115 million senior credit facility arranged by KeyBanc Capital Markets.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In September 2007, Jupitermedia announced that it had entered into an agreement with Broderbund Software (a division of Riverdeep) to offer ClickArt Online (clickart.broderbund.com/en/index), a subscription service offering one million images from Jupiterimages' (www.jupiterimages.com) to Broderbund's database of registered users. Broderbund offers this subscription via their Web store.

In September 2007, Jupitermedia announced a new channel of distribution to its Stockxpert (www.stockxpert.com) community with an on-ramp program to submit images to Jupiterimages. Jupiterimages now accepts image submissions from the `Xpert' community to be sold under the Dynamic Graphics brand on its Web site and through its worldwide network of agents.

In October 2007, Jupitermedia announced Stockxpert.com's (www.stockxpert.com) subscription service which provides access to its library of user-contributed microstock images. Subscriptions are available for one month, three months and one year, and allow subscribers to download up to 25 images per day at resolutions up to 50MB. The Stockxpert.com subscription service was launched to serve the needs of high volume microstock image buyers. Stockxpert.com now enables image buyers to purchase the images they need for their creative projects either by single image download or by subscription from its ever-growing library.

                                                      Jupitermedia Corporation
                                      Unaudited Consolidated Condensed Statements of Operations
                                   For the Three and Nine Months Ended September 30, 2006 and 2007
                                              (in thousands, except per share amounts)



                                                                                  Three Months Ended         Nine Months Ended
                                                                                    September 30,              September 30,
                                                                              ------------------------- --------------------------
                                                                                  2006         2007         2006         2007
                                                                              ------------ ------------ ------------ -------------

Revenues..................................................................... $    33,784  $    34,766  $   102,751  $   104,206
Cost of revenues (exclusive of items shown separately below).................      12,115       14,524       36,752       43,825
Advertising, promotion and selling...........................................       7,120        7,168       22,161       21,534
General and administrative...................................................       7,259        6,511       20,626       21,221
Depreciation.................................................................         996        1,128        2,498        3,353
Amortization.................................................................       2,637        3,381        7,003        9,669
                                                                              ------------ ------------ ------------ -------------
Total operating expenses.....................................................      30,127       32,712       89,040       99,602
                                                                              ------------ ------------ ------------ -------------
Operating income.............................................................       3,657        2,054       13,711        4,604

Income (loss) on investments and other, net..................................         (79)          15           58          (34)
Interest income..............................................................          99           62          380          140
Interest expense.............................................................      (1,395)      (2,328)      (4,107)      (5,232)
                                                                              ------------ ------------ ------------ -------------
Income (loss) before income taxes, minority interests and
   equity income from investments, net.......................................       2,282         (197)      10,042         (522)
Provision for income taxes...................................................       1,326          307        3,129          325
Minority interests...........................................................         (32)         (30)         (67)        (109)
Equity income from investments, net..........................................          86           --          136           --
                                                                              ------------ ------------ ------------ -------------
Income (loss) from continuing operations.....................................       1,010         (534)       6,982         (956)
Income from discontinued operations, net of taxes............................         --           --            67          --
Gain on sale of discontinued operations, net of taxes........................         --           --         5,573          --
                                                                              ------------ ------------ ------------ -------------
Net income (loss)............................................................ $     1,010  $      (534) $    12,622  $      (956)
                                                                              ============ ============ ============ =============
Earnings (loss) per share:
Basic

      Income (loss) from continuing operations............................... $      0.03  $     (0.01) $      0.20  $     (0.03)
                                                                              ============ ============ ============ =============
      Net (loss) income...................................................... $      0.03  $     (0.01) $      0.36  $     (0.03)
                                                                              ============ ============ ============ =============
Diluted
      Income (loss) from continuing operations............................... $      0.03  $     (0.01) $      0.19  $     (0.03)
                                                                              ============ ============ ============ =============
      Net income (loss)...................................................... $      0.03  $     (0.01) $      0.35  $     (0.03)
                                                                              ============ ============ ============ =============
Shares used in computing earnings (loss) per share:
Basic........................................................................      35,517       35,990       35,322       35,921
                                                                              ============ ============ ============ =============
Diluted......................................................................      35,777       35,990       36,109       35,921
                                                                              ============ ============ ============ =============

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three and nine months ended September 30, 2006 and 2007. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFree-Music.com, StudioCutz.com and Stockxpert.com. Online media includes the internet.com, EarthWeb.com, DevX.com, Mediabistro.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

                                                                                  Three Months Ended         Nine Months Ended
                                                                                    September 30,              September 30,
                                                                              ------------------------- --------------------------
                                                                                  2006         2007         2006         2007
                                                                              ------------ ------------ ------------ -------------

Revenues:
      Online images.......................................................... $    26,177  $    26,824  $    79,549  $    82,121
      Online media...........................................................       7,607        7,942       23,196       22,085
      Other..................................................................         --           --             6          --
                                                                              ------------ ------------ ------------ -------------
                                                                                   33,784       34,766      102,751      104,206
                                                                              ------------ ------------ ------------ -------------
Cost of revenues and operating expenses: (A)
      Online images..........................................................      16,975       17,992       50,944       55,445
      Online media...........................................................       4,616        6,390       15,254       16,795
      Depreciation and amortization..........................................       3,633        4,509        9,501       13,022
      Other (C)..............................................................       4,903        3,821       13,341       14,340
                                                                              ------------ ------------ ------------ -------------
                                                                                   30,127       32,712       89,040       99,602
                                                                              ------------ ------------ ------------ -------------
Operating income (loss):
      Online images..........................................................       9,202        8,832       28,605       26,676
      Online media...........................................................       2,991        1,552        7,942        5,290
      Other (B) (C)..........................................................      (8,536)      (8,330)     (22,836)     (27,362)
                                                                              ------------ ------------ ------------ -------------
                                                                              $     3,657  $     2,054  $    13,711  $     4,604
                                                                              ============ ============ ============ =============


     (A) Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $1.2 million and $2.9 million, respectively, for the three and nine months ended September 30, 2006, and $652,000 and $2.4 million, respectively, for the three and nine months ended September 30, 2007.

     (B)  Includes depreciation and amortization expense.

     (C) The nine months ended September 30, 2007 include $1.9 million in legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007.

                                                 Jupitermedia Corporation
                                     Unaudited Consolidated Condensed Balance Sheets
                                         December 31, 2006 and September 30, 2007
                                    (in thousands, except share and per share amounts)

                                                                                           December 31,   September 30,
                                                                                               2006           2007
                                                                                         --------------- ---------------
                                         ASSETS
Current assets:
      Cash and cash equivalents                                                          $        8,891  $      7,433
      Accounts receivable, net of allowances of $2,114 and $2,211, respectively                  25,296        27,176
      Prepaid expenses and other                                                                  2,601         7,096
      Deferred income taxes                                                                       3,350         3,304
                                                                                         --------------- ---------------
            Total current assets                                                                 40,138        45,009

Property and equipment, net of accumulated depreciation of $13,996 and $17,051,
   respectively                                                                                  11,691        12,586
Intangible assets, net                                                                           77,923        73,681
Goodwill                                                                                        199,010       229,379
Deferred income taxes                                                                             2,147         2,016
Investments and other assets                                                                      1,281         2,440
                                                                                         --------------- ---------------
            Total assets                                                                 $      332,190  $    365,111

                                                                                         =============== ===============
                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                   $        5,269  $      7,563
      Accrued payroll and related expenses                                                        3,188         3,791
      Accrued expenses and other                                                                 14,469        11,591
      Current portion of long-term debt                                                          16,000           750
      Deferred revenues                                                                          13,362        15,657
                                                                                         --------------- ---------------
            Total current liabilities                                                            52,288        39,352

Long-term debt                                                                                   49,899        87,063
Deferred revenues                                                                                   181           456
Other long-term liabilities                                                                         --          1,852
                                                                                         --------------- ---------------
            Total liabilities                                                                   102,368       128,723
                                                                                         --------------- ---------------
Commitments and contingencies

Stockholders' equity:
      Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued                --            --
      Common stock, $.01 par value, 75,000,000 shares authorized, 35,713,327 and
         36,001,732 shares issued, respectively                                                     357           360
      Additional paid-in capital                                                                261,666       265,873
      Accumulated deficit                                                                       (33,888)      (34,844)
      Treasury stock, 65,000 shares at cost                                                        (106)         (106)
      Accumulated other comprehensive income                                                      1,793         5,105
                                                                                         --------------- ---------------
            Total stockholders' equity                                                          229,822       236,388
                                                                                         --------------- ---------------
            Total liabilities and stockholders' equity                                   $      332,190  $    365,111
                                                                                         =============== ===============

                                                    Jupitermedia Corporation
                                   Unaudited Consolidated Condensed Statements of Cash Flows
                                         Nine Months Ended September 30, 2006 and 2007
                                                         (in thousands)


                                                                                                       Nine Months Ended
                                                                                                         September 30,
                                                                                                  ----------------------------
                                                                                                       2006          2007
                                                                                                  ------------- --------------
Cash flows from operating activities:
      Income (loss) from continuing operations                                                    $     6,982   $     (956)
      Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
            Depreciation and amortization                                                               9,501       13,022
            Stock-based compensation                                                                    2,894        2,363
            Provision for losses on accounts receivable                                                   361           62
            Minority interests                                                                             67          109
            Equity income from investments, net                                                          (136)         --
            (Income) loss on investments and other, net                                                   (58)          34
            Deferred income taxes                                                                       1,885          288
            Excess tax benefit from stock-based compensation                                           (3,014)        (785)
      Changes in operating assets and liabilities (net of businesses acquired):
            Accounts receivable                                                                        (4,300)      (1,587)
            Prepaid expenses and other                                                                 (2,189)      (3,781)
            Accounts payable and accrued expenses and other                                            (9,078)        (197)
            Deferred revenues                                                                           1,423        1,563
            Discontinued operations                                                                     1,110          --
                                                                                                  ------------- --------------
                  Net cash provided by operating activities                                             5,448       10,135
                                                                                                  ------------- --------------
Cash flows from investing activities:
      Purchases of property and equipment                                                              (2,302)      (4,003)
      Acquisitions of businesses, images and other                                                    (29,162)     (30,281)
      Proceeds from sales of assets and other                                                             368          142
      Proceeds from sale of discontinued operations                                                     9,600          --
      Discontinued operations                                                                             --           --
                                                                                                  ------------- --------------
                  Net cash used in investing activities                                               (21,496)     (34,142)
                                                                                                  ------------- --------------
Cash flows from financing activities:
      Borrowings under credit facilities                                                               19,000       94,900
      Debt issuance costs                                                                                 (38)      (1,537)
      Repayment of borrowings under credit facilities                                                 (16,965)     (72,986)
      Proceeds from exercise of stock options                                                           2,647        1,115
      Excess tax benefit from stock-based compensation                                                  3,014          785
      Discontinued operations                                                                             --           --
                                                                                                  ------------- --------------
                  Net cash provided by financing activities                                             7,658       22,277
                                                                                                  ------------- --------------
Effects of exchange rates on cash and cash equivalents                                                    108          272
                                                                                                  ------------- --------------
Net decrease in cash and cash equivalents                                                              (8,282)      (1,458)
Cash and cash equivalents, beginning of period                                                         18,546        8,891
                                                                                                  ------------- --------------
Cash and cash equivalents, end of period                                                          $    10,264   $    7,433
                                                                                                  ============= ==============
Supplemental disclosures of cash flow:
            Cash paid for income taxes                                                            $     7,818   $    2,846
                                                                                                  ============= ==============
            Cash paid for interest                                                                $     2,854   $    4,988
                                                                                                  ============= ==============

Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America, except as noted below. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward-looking statements reflect Jupitermedia's expectations as of November 8, 2007. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

 (In millions except for earnings per diluted share)
                                                                Q4 2007
                                                                  (A)

Revenues                                                        $35.0-36.0

Cost of revenues, advertising, promotion & selling, and         $27.5-28.5
general & administrative expenses

EBITDA (Earnings before interest, taxes, depreciation and             $7.3
amortization)

Depreciation and amortization                                         $4.6

Interest expense, net                                                 $1.8

Provision for income taxes                                            $0.3

Net income                                                            $0.6

Diluted share count                                                   36.1

Earnings per diluted share                                           $0.02


Notes:

(A) This financial guidance does not include estimated non-cash stock-based compensation expense relating to employee stock options in the amount of $0.01 per share for Q4 2007.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of images, news and original information, career Web sites and events for information technology, business, media and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com and Stockxpert.com. The JupiterOnlineMedia division of Jupitermedia consists of five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Mediabistro.com and Graphics.com for media and creative professionals. These networks include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 400 million page views monthly. JupiterOnlineMedia also includes specialized career Web sites for select professional communities which can be found on Mediabistro.com and JustTechJobs.com. In addition, JupiterOnlineMedia includes JupiterEvents and Mediabistro's media-related events, which produce offline conferences and trade shows focused on IT and business-specific topics including ISPCON and Web Video Summit.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.

For information on Jupitermedia Corporation contact:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com